United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

DIAMOND HILL INVESTMENT GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 John H. McConnell Blvd., Suite 200, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock	DHIL	NASDAQ Stock Exchange

Item 5.07    Submission of Matters to a Vote of Security Holders

At the Company's 2019 Annual Meeting held on May 1, 2019, the following matters were voted upon and the results of the vote were as follows:

1.)
To elect seven directors to the Board of Directors of the Company to hold office until the next annual meeting of shareholders or until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Each of the seven nominees for director were elected, and the voting results are set forth below:

Name of Director	Votes For	Votes Against	Abstentions	Broker Non-votes
Christopher M. Bingaman	2,479,153	21,759	9,699	653,986
Randolph J. Fortener	2,445,296	57,256	8,059	653,986
James F. Laird	1,459,116	1,042,962	8,533	653,986
Paula R. Meyer	2,463,968	39,251	7,392	653,986
Paul A. Reeder	2,437,006	64,897	8,708	653,986
Bradley C. Shoup	2,220,784	278,223	11,604	653,986
Nicole R. St. Pierre	2,469,761	33,062	7,788	653,986

2.)
To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019. The ratification of KPMG LLP was approved, and the voting results are set forth below:

Votes For	Votes Against	Abstentions
3,081,168	80,870	2,559

3.)
To approve, on an advisory basis, the compensation of the Company's executive officers. The compensation of the Company's named executive officers was approved, and the voting results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-votes
2,427,615	70,678	12,318	653,986

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	May 1, 2019	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer